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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 17, 1999, except for Note 11, as to which date is May 25, 1999, relating to the financial statements of Accrue Software, Inc., which appears in the Registration Statement on Form S-1 (File No. 333-79491), as amended, filed on May 27, 1999. We also consent to the incorporation by reference of our report dated May 17, 1999 relating to the financial statement schedule, which appears in such Registration Statement on Form S-1 (File No. 333-79491), as amended.



/s/ PricewaterhouseCooper LLP
---------------------------------
PricewaterhouseCoopers LLP
San Jose, CA
January 31, 2000